Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2023 Results

•
Revenues of $4.9 billion (-4% as reported, -3% constant currency (CC))
•
Challenging operating environment in the U.S. and Europe contributed to revenue declines in Manpower, Experis and Talent Solutions
•
Gross profit margin of 17.8%. Staffing margins consistent with year earlier period; permanent recruitment demand weaker
•
$50 million of common stock repurchased during the quarter
•
Decision taken to wind down Proservia managed services business in Germany

MILWAUKEE, July 20, 2023 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $1.29 per diluted share for the three months ended June 30, 2023 compared to $2.29 per diluted share in the prior year period. Net earnings in the quarter were $65.2 million compared to $122.2 million a year earlier. Revenues for the second quarter were $4.9 billion, a 4% decrease from the prior year period.

The current year quarter included restructuring costs and Argentina related non-cash currency translation losses which reduced earnings per share by $0.29 in the current quarter. Excluding these costs, earnings per share was $1.58 per diluted share in the quarter representing a decrease of 31% in constant currency.[1] Argentina is required to be treated as a hyperinflationary economy and the currency translation losses reflect the devaluation of the Argentine peso during the quarter.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period, resulting in a 4 cent negative impact to earnings per share in the quarter compared to the prior year. On a constant currency basis, revenues decreased 3% compared to the prior year period. The foreign currency impact to earnings per share represented an additional 1 cent negative impact than was anticipated in our second quarter guidance.

[1] The prior year period included integration costs from our U.S. Experis acquisition which reduced earnings per share by $0.04 which are also excluded when determining the year over year trend.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our second quarter results reflect a challenging operating environment for recruitment and resourcing in the U.S. and Europe. However, we continued to see demand in certain segments within these markets and ongoing strength in Latin America and Asia Pacific Middle East. We are prioritizing improved productivity and the advancement of our strategic initiatives to position us well for strong performance when market conditions improve.

As we start the third quarter, we have made the decision to wind down our Proservia managed services buisness in Germany. Although a difficult decision, this outsourcing business is not part of our go-forward strategy and will improve the profitability of our Northern Europe business going forward.

We anticipate diluted earnings per share in the third quarter will be between $1.32 and $1.42, which includes an estimated favorable currency impact of 8 cents. Our guidance excludes expected restructuring costs and the aforementioned Argentina related impact of non-cash currency translation losses.”

Net earnings for the six months ended June 30, 2023 were $143.0 million, or net earnings of $2.80 per diluted share compared to net earnings of $213.8 million, or net earnings of $3.97 per diluted share in the prior year, respectively. The current year to date period included restructuring costs and the aforementioned Argentina related non-cash currency translation losses which reduced earnings per share by 39 cents. Excluding the net impact of these charges, earnings per share for the six-month period was $3.19 per diluted share representing a decrease of 20% in constant currency.[2] Revenues for the six-month period were $9.6 billion, representing a decrease of 6% compared to the prior year or a decrease of 3% in constant currency. Earnings per share for the six-month period were negatively impacted by 18 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 20, 2023 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[2] The prior year period included integration costs from the U.S. Experis acquisition and the net loss related to the sale of our Russia business which reduced earnings per share by $0.24 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2023 ManpowerGroup was named one of the World's Most Ethical Companies for the 14th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding economic and geopolitical uncertainty, financial outlook, labor demand, the outlook for our business in key countries, the Company’s strategic initiatives and technology investments, and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,856.1	$5,074.1	-4.3%	-3.5%
Cost of services	3,993.8	4,152.9	-3.8%	-3.0%
Gross profit	862.3	921.2	-6.4%	-5.7%
Selling and administrative expenses	754.7	740.5	1.9%	2.5%
Operating profit	107.6	180.7	-40.4%	-39.1%
Interest and other expenses, net	11.8	6.7	76.7%
Earnings before income taxes	95.8	174.0	-45.0%	-43.4%
Provision for income taxes	30.6	51.8	-41.0%
Net earnings	$65.2	$122.2	-46.6%	-45.2%
Net earnings per share - basic	$1.30	$2.32	-43.9%
Net earnings per share - diluted	$1.29	$2.29	-43.8%	-42.2%
Weighted average shares - basic	50.2	52.7	-4.9%
Weighted average shares - diluted	50.7	53.4	-5.1%
(a)
Revenues from services include fees received from our franchise offices of $3.3 million and $3.9 million for the three months ended June 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $250.6 million and $275.6 million for the three months ended June 30, 2023 and 2022, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$736.7	$903.9	-18.5%	-18.5%
Other Americas	362.0	358.8	0.9%	14.0%
	1,098.7	1,262.7	-13.0%	-9.3%
Southern Europe:
France	1,278.2	1,238.2	3.2%	0.9%
Italy	457.8	454.3	0.8%	-1.5%
Other Southern Europe	490.9	508.9	-3.5%	-4.7%
	2,226.9	2,201.4	1.2%	-0.9%
Northern Europe	952.5	1,027.1	-7.3%	-6.3%
APME	599.4	603.7	-0.7%	4.2%
	4,877.5	5,094.9
Intercompany Eliminations	(21.4)	(20.8)
	$4,856.1	$5,074.1	-4.3%	-3.5%
Operating Unit Profit:
Americas:
United States	$26.2	$64.7	-59.5%	-59.5%
Other Americas	17.0	16.2	5.0%	22.8%
	43.2	80.9	-46.6%	-43.1%
Southern Europe:
France	49.5	62.3	-20.5%	-22.4%
Italy	36.3	35.5	2.1%	-0.3%
Other Southern Europe	6.8	13.9	-50.4%	-48.7%
	92.6	111.7	-17.0%	-18.6%
Northern Europe	(9.7)	10.8	-188.9%	-190.4%
APME	25.7	22.5	13.9%	20.0%
	151.8	225.9
Corporate expenses	(35.5)	(35.8)
Intangible asset amortization expense	(8.7)	(9.4)
Operating profit	107.6	180.7	-40.4%	-39.1%
Interest and other expenses, net (b)	(11.8)	(6.7)
Earnings before income taxes	$95.8	$174.0

(a) In the United States, revenues from services include fees received from our franchise offices of $2.6 million and $3.1 million for the three months ended June 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $100.8 million and $128.1 million for the three months ended June 30, 2023 and 2022, respectively.

(b) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$20.0	$10.6
Interest income	(8.4)	(2.8)
Foreign exchange loss	5.1	3.3
Miscellaneous loss (income)	(4.9)	(4.4)
	$11.8	$6.7

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$9,608.4	$10,217.4	-6.0%	-2.8%
Cost of services	7,883.0	8,399.1	-6.1%	-2.9%
Gross profit	1,725.4	1,818.3	-5.1%	-2.2%
Selling and administrative expenses	1,499.9	1,498.9	0.1%	2.7%
Operating profit	225.5	319.4	-29.4%	-25.4%
Interest and other expenses, net	19.3	9.4	106.1%
Earnings before income taxes	206.2	310.0	-33.5%	-29.4%
Provision for income taxes	63.2	96.2	-34.3%
Net earnings	$143.0	$213.8	-33.1%	-29.0%
Net earnings per share - basic	$2.84	$4.02	-29.5%
Net earnings per share - diluted	$2.80	$3.97	-29.4%	-25.1%
Weighted average shares - basic	50.4	53.2	-5.1%
Weighted average shares - diluted	51.0	53.8	-5.3%
(a)
Revenues from services include fees received from our franchise offices of $7.2 million and $7.5 million for the six months ended June 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $500.8 million and $540.8 million for the six months ended June 30, 2023 and 2022, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,506.7	$1,793.3	-16.0%	-16.0%
Other Americas	722.2	720.6	0.2%	12.9%
	2,228.9	2,513.9	-11.3%	-7.7%
Southern Europe:
France	2,447.5	2,430.6	0.7%	1.7%
Italy	880.0	899.3	-2.1%	-1.2%
Other Southern Europe	967.3	1,065.4	-9.2%	-7.6%
	4,294.8	4,395.3	-2.3%	-1.2%
Northern Europe	1,920.1	2,121.6	-9.5%	-5.1%
APME	1,205.3	1,221.9	-1.4%	5.8%
	9,649.1	10,252.7
Intercompany Eliminations	(40.7)	(35.3)
	9,608.4	10,217.4	-6.0%	-2.8%
Operating Unit Profit:
Americas:
United States	$57.3	$123.0	-53.4%	-53.4%
Other Americas	34.5	30.7	12.6%	29.6%
	91.8	153.7	-40.3%	-36.9%
Southern Europe:
France	94.4	111.9	-15.6%	-15.0%
Italy	67.0	64.5	3.8%	4.6%
Other Southern Europe	21.1	30.5	-30.7%	-27.1%
	182.5	206.9	-11.8%	-10.6%
Northern Europe	(4.7)	14.1	-133.0%	-121.7%
APME	46.8	41.5	12.8%	21.8%
	316.4	416.2
Corporate expenses	(73.4)	(77.8)
Intangible asset amortization expense	(17.5)	(19.0)
Operating profit	225.5	319.4	-29.4%	-25.4%
Interest and other expenses, net (b)	(19.3)	(9.4)
Earnings before income taxes	$206.2	$310.0

(a) In the United States, revenues from services include fees received from our franchise offices of $5.8 million and $6.0 million for the six months ended June 30, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $200.1 million and $238.9 million for the six months ended June 30, 2023 and 2022, respectively.

(b) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$38.7	$21.0
Interest income	(16.5)	(5.6)
Foreign exchange loss	8.2	5.1
Miscellaneous income	(11.1)	(11.1)
	$19.3	$9.4

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$407.6	$639.0
Accounts receivable, net	4,995.2	5,137.4
Prepaid expenses and other assets	188.1	158.0
Total current assets	5,590.9	5,934.4
Other assets:
Goodwill	1,635.2	1,628.1
Intangible assets, net	533.8	549.5
Operating lease right-of-use asset	404.7	365.7
Other assets	588.3	540.5
Total other assets	3,162.0	3,083.8
Property and equipment:
Land, buildings, leasehold improvements and equipment	516.8	584.9
Less: accumulated depreciation and amortization	400.5	472.7
Net property and equipment	116.3	112.2
Total assets	$8,869.2	$9,130.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,727.6	$2,831.4
Employee compensation payable	204.9	271.7
Accrued liabilities	545.4	572.6
Accrued payroll taxes and insurance	686.3	746.7
Value added taxes payable	429.9	462.7
Short-term borrowings and current maturities of long-term debt	22.3	26.6
Total current liabilities	4,616.4	4,911.7
Other liabilities:
Long-term debt	978.8	959.9
Long-term operating lease liability	308.7	266.6
Other long-term liabilities	515.5	534.1
Total other liabilities	1,803.0	1,760.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,497.3	3,484.2
Retained earnings	3,938.4	3,868.5
Accumulated other comprehensive loss	(459.5)	(458.7)
Treasury stock, at cost	(4,538.2)	(4,447.9)
Total ManpowerGroup shareholders' equity	2,439.2	2,447.3
Noncontrolling interests	10.6	10.8
Total shareholders' equity	2,449.8	2,458.1
Total liabilities and shareholders' equity	$8,869.2	$9,130.4

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2023	2022
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$143.0	$213.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42.6	42.5
Loss on sale of a subsidiary, net	—	8.0
Deferred income taxes	14.3	2.8
Provision for doubtful accounts	2.9	6.1
Share-based compensation	12.0	21.6
Changes in operating assets and liabilities:
Accounts receivable	186.3	(218.3)
Other assets	(63.2)	(18.0)
Other liabilities	(369.1)	(37.2)
Cash provided by (used in) operating activities	(31.2)	21.3
Cash Flows from Investing Activities:
Capital expenditures	(34.6)	(41.7)
Proceeds from the sales of subsidiaries and property and equipment	0.1	1.0
Cash used in investing activities	(34.5)	(40.7)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(9.5)	(3.9)
Net proceeds (repayments) of revolving debt facility	4.0	(25.0)
Proceeds from long-term debt	0.4	416.1
Repayments of long-term debt	(0.5)	(2.5)
Payments for debt issuance costs	—	(1.5)
Proceeds from derivative settlement	—	2.0
Payments of contingent consideration for acquisitions	—	(1.4)
Proceeds from share-based awards	1.7	0.3
Payments to noncontrolling interests	(0.6)	(1.0)
Other share-based award transactions	(9.8)	(8.1)
Repurchases of common stock	(79.9)	(160.0)
Dividends paid	(73.1)	(71.2)
Cash provided by (used in) financing activities	(167.3)	143.8
Effect of exchange rate changes on cash	1.6	(86.0)
Change in cash and cash equivalents	(231.4)	38.4
Cash and cash equivalents, beginning of period	639.0	847.8
Cash and cash equivalents, end of period	$407.6	$886.2